EXHIBIT 99.(a)

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATING STATEMENT OF INCOME
                      For the year ended December 31, 1997
                                  (In millions)


                                                          Florida     Florida        Progress                               Florida
                                                          Progress     Power         Capital         FPC                    Progress
                                                           Corp.       Corp.         Holdings      Del,Inc.    Elim.         Consol.
                                                        ----------  ----------     ----------    ----------  ----------   ----------
REVENUES:
  Electric utility                                     $      0.0    $  2,448.4    $      0.0    $    0.0    $      0.0  $  2,448.4
  Diversified                                                66.4           0.0       1,148.2         0.0        (347.4)      867.2
                                                       ----------      --------      --------      ------      --------    --------
                                                             66.4       2,448.4       1,148.2         0.0        (347.4)    3,315.6
EXPENSES:                                                     --            --            --          --            --          --
  Electric utility:
    Fuel                                                      0.0         458.1           0.0         0.0           0.0       458.1
    Purchased power                                           0.0         490.6           0.0         0.0           0.0       490.6
    Energy conservation cost                                               67.0           0.0         0.0           0.0        67.0
    Operation and maintenance                                 0.0         422.3           0.0         0.0           0.0       422.3
    Extended nuclear outage -
      O&M and replacement power costs                         0.0         173.3           0.0         0.0           0.0       173.3
    Depreciation                                              0.0         325.9           0.0         0.0           0.0       325.9
    Taxes other than income taxes                             0.0         193.6           0.0         0.0           0.0       193.6
                                                       ----------      --------      --------      ------      --------    --------
                                                              0.0       2,130.8           0.0         0.0           0.0     2,130.8
                                                       ----------      --------      --------      ------      --------    --------
  Diversified:
   Cost of sales                                              0.0           0.0       1,032.1         0.0        (278.2)      753.9
   Loss rel.to life insurance subsidiary                     10.7           0.0          86.9         0.0           0.0        97.6
    Other                                                     7.4           0.0          55.9         0.0          (2.6)       60.7
                                                       ----------      --------      --------      ------      --------    --------
                                                             18.1           0.0       1,174.9         0.0        (280.8)      912.2
                                                       ----------      --------      --------      ------      --------    --------
INCOME FROM OPERATIONS                                       48.3         317.6         (26.7)        0.0         (66.6)      272.6
                                                       ----------      --------      --------      ------      --------    --------
INTEREST EXPENSE AND OTHER:
  Interest expense                                            4.0         117.3          37.9         0.0          (0.5)      158.7
  Allowance for funds used
   during construction                                        0.0          (9.7)          0.0         0.0           0.0        (9.7)
  Preferred dividend requirements
   of Florida Power                                           0.0           1.5           0.0         0.0           0.0         1.5
  Other expense (income), net                                 0.0           4.2          (3.1)        0.0           0.3         1.4
                                                       ----------      --------      --------      ------      --------    --------
                                                              4.0         113.3          34.8         0.0          (0.2)      151.9
                                                       ----------      --------      --------      ------      --------    --------
INCOME BEFORE INCOME TAXES                                   44.3         204.3         (61.5)        0.0         (66.4)      120.7
  Income taxes                                              (10.0)         69.9           6.5         0.0           0.0        66.4
                                                       ----------      --------      --------      ------      --------    --------

NET INCOME                                             $     54.3    $    134.4    ($    68.0)   $    0.0    ($  66.4)   $     54.3
                                                       ==========      ========      ========      ======      ========    ========



                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1997
                                  (In millions)

                                                        Florida       Florida      Progress                                Florida
                                                        Progress       Power       Capital        FPC                     Progress
                                                          Corp.         Corp.       Holdings    Del,Inc.      Elim.        Consol.
ASSETS                                                 ----------    ----------   ----------  ----------    ----------   ----------

PROPERTY, PLANT AND EQUIPMENT:
Electric utility plant in service
    and held for future use                            $      0.0    $  6,166.8   $    0.0    $      0.0    $     0.0    $  6,166.8
  Less: Accumulated depreciation                              0.0       2,511.0        0.0           0.0          0.0       2,511.0
        Accumulated decommissioning
          for nuclear plant                                   0.0         223.7        0.0           0.0          0.0         223.7
        Accumulated dismantlement
          for fossil plants                                   0.0         128.5        0.0           0.0          0.0         128.5
                                                         --------      --------     ------      --------      --------      --------
                                                              0.0       3,303.6        0.0           0.0          0.0       3,303.6
  Construction work in progress                               0.0         279.4        0.0           0.0          0.0         279.4

  Nuclear fuel, net of amortization                           0.0          66.5        0.0           0.0          0.0          66.5
                                                         --------      --------     ------      --------      --------      --------
        Net electric utility plant                            0.0       3,649.5        0.0           0.0          0.0       3,649.5

  Other property, net of depr                                 4.3          33.2      400.0           0.0          0.2         437.7
                                                         --------      --------     ------      --------      --------      --------
                                                              4.3       3,682.7      400.0           0.0          0.2       4,087.2
                                                         --------      --------     ------      --------      --------      --------
CURRENT ASSETS:
  Cash and equivalents                                       (0.7)          0.0        3.8           0.0          0.0           3.1
  Accounts receivable, net                                    0.0          89.8      124.9         159.0          0.0         373.7
  Intercompany receivables                                  (10.2)        154.1       30.7           0.0       (174.6)          0.0
  Current portion of leases & loans                           0.0           0.0        1.2           0.0          0.0           1.2
  Inventories, primarily at average cost:
    Fuel                                                      0.0          44.0       33.6           0.0          0.0          77.6
    Utility materials and supplies                            0.0          91.9        0.0           0.0          0.0          91.9
    Diversified materials                                     0.0           0.0      126.8           0.0          0.0         126.8
  Underrecovery of fuel cost                                  0.0          34.5        0.0           0.0          0.0          34.5
  Income taxes receivable                                     4.1          13.5       (0.8)         16.8
  Other                                                       0.4          38.0       11.3           0.0          0.0          49.7
                                                         --------      --------     ------      --------      --------      --------
                                                             (6.4)        465.8      332.3         159.0       (175.4)        775.3
                                                         --------      --------     ------      --------      --------      --------
OTHER ASSETS:
  Investments:
    Leases & loans receivable, net                            0.0           0.0       24.0           0.0          0.0          24.0
    Joint ventures and partnerships                           5.0           0.0       49.6           0.0          0.0          54.6
    Invest in consol affiliates                           1,791.8           0.0        0.0           0.0     (1,791.8)          0.0
    Nuclear plt decommissioning fnd                           0.0         266.7        0.0           0.0          0.0         266.7
  Def purchased power contract term cost                      0.0         348.2        0.0           0.0          0.0         348.2
  Other                                                       5.7         137.4       61.1           0.0         (0.2)        204.0
                                                         --------      --------     ------      --------      --------      --------
                                                          1,802.5         752.3      134.7           0.0     (1,792.0)        897.5
                                                         --------      --------     ------      --------      --------      --------
                                                       $  1,800.4    $  4,900.8   $  867.0    $    159.0    $(1,967.2)   $  5,760.0
                                                         ========      ========     ======      ========      ========      ========

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATING BALANCE SHEET
                      For the year ended December 31, 1997
                                  (In millions)

                                                              Florida     Florida     Progress                             Florida
                                                              Progress      Power     Capital      FPC                     Progress
                                                                Corp.       Corp.     Holdings    Del,Inc.     Elim.       Consol.
CAPITAL AND LIABILITIES                                      ----------  ----------  ---------- ----------  ----------   ----------

COMMON STOCK EQUITY:
  Common stock                                             $  1,209.0   $  1,004.4  $  160.1   $      0.0   $ (1,164.5)  $  1,209.0
  Retained earnings                                             567.0        763.1    (135.9)         0.0       (627.2)       567.0
                                                              --------     --------    ------     --------     --------     --------
                                                              1,776.0      1,767.5      24.2          0.0     (1,791.7)     1,776.0
CUMULATIVE PREFERRED STOCK OF FLORIDA POWER:
    Without sinking funds                                         0.0         33.5       0.0          0.0          0.0         33.5

LONG-TERM DEBT                                                    0.0      1,745.4     632.4          0.0          0.0      2,377.8
                                                              --------     --------    ------     --------     --------     --------
TOTAL CAPITAL                                                 1,776.0      3,546.4     656.6          0.0     (1,791.7)     4,187.3
                                                              --------     --------    ------     --------     --------     --------
CURRENT LIABILITIES:
  Accounts payable                                               11.2        161.9      80.2          0.0         (0.1)       253.2
  Intercompany payables                                          (0.1)        26.5     (10.9)       159.0       (174.5)         0.0
  Customers' deposits                                             0.0         97.1       0.0          0.0          0.0         97.1
  Income taxes payable                                            0.0          0.0       0.8          0.0         (0.8)         0.0
  Accrued interest                                                1.6         45.7       9.6          0.0         (0.1)        56.8
  Other                                                           1.5         67.1      18.2          0.0          0.0         86.8
                                                              --------     --------    ------     --------     --------     --------
                                                                 14.2        398.3      97.9        159.0       (175.5)       493.9
  Notes payable                                                   0.0        179.8      35.0          0.0          0.0        214.8
  Current portion of long-term debt                               0.0          1.5      13.7          0.0          0.0         15.2
                                                              --------     --------    ------     --------     --------     --------
                                                                 14.2        579.6     146.6        159.0       (175.5)       723.9
                                                              --------     --------    ------     --------     --------     --------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                         (13.4)       451.3      33.3          0.0          0.0        471.2
  Unamortized investment tax credits                              0.0         85.1       0.6          0.0          0.0         85.7
  Other postretirement benfit costs                               1.2        104.7       1.5          0.0          0.0        107.4
  Other                                                          22.4        133.7      28.4          0.0          0.0        184.5
                                                              --------     --------    ------     --------     --------     --------
                                                                 10.2        774.8      63.8          0.0          0.0        848.8
                                                              --------     --------    ------     --------     --------     --------
                                                           $  1,800.4   $  4,900.8  $  867.0   $    159.0   $ (1,967.2)  $  5,760.0
                                                              ========     ========    ======     ========     ========     ========

                  FLORIDA PROGRESS CORPORATION AND SUBSIDIARIES
                  CONSOLIDATING STATEMENT OF RETAINED EARNINGS
                      For the year ended December 31, 1997
                                  (In millions)

                                                       Florida      Florida      Progress                                 Florida
                                                      Progress       Power       Capital         FPC                     Progress
                                                        Corp.        Corp.       Holdings      Del,Inc.      Elim.        Consol.
                                                     ----------   ----------    ----------    ----------   ----------   ----------

BALANCE AT BEGINNING OF YEAR                         $  716.5      $  821.1      ($  56.5)     $  0.0     ($ 764.6)     $  716.5

  Net Income (loss)                                      54.3         134.4         (68.0)        0.0        (66.4)         54.3

  Cash dividends at $2.10 per share                    (203.8)       (192.4)        (11.4)        0.0        203.8        (203.8)

                                                       ------        ------        ------        ----       ------        ------
BALANCE AT END OF YEAR                               $  567.0      $  763.1      ($ 135.9)     $  0.0     ($ 627.2)     $  567.0
                                                       ======        ======        ======        ====       ======        ======


